EXHIBIT 7.1


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                  Plan of Reorganization and Exchange Agreement


         This Plan of Reorganization and Exchange Agreement (the "Agreement") is made and entered into as of the 30th day of April 1999 by and between Zeros & Ones, Inc., a Delaware corporation ("ZOI"), Commercial Labor Management, Inc., a Nevada corporation ("CLMI"), the individuals listed in Exhibit A to this Agreement (the "ZOI Shareholders"), Mark Richardson, an individual ("Richardson"), and Edward L. Torres ("Torres"), an individual ("Torres"), with respect to the following facts:


                                    RECITALS

                  A. The ZOI Shareholders own 100% of the total issued and outstanding capital stock of ZOI.

                  B. ZOI is engaged in the business of selling products on the Internet, conducting the auction of products on the Internet, providing Internet and media consulting services, designing and operating Internet websites, building and licensing Internet core technology, providing software consulting services, producing CD-ROM titles, providing other multimedia consulting services, and conducting research of digital compression technology and three dimensional high definition television.

                  C. CLMI is a public reporting company trading on the OTC Bulletin Board.

                  D. CLMI desires to acquire 100% of the total issued and outstanding capital stock of ZOI in exchange for 6,000,000 shares of the common stock of CLMI, to be issued to the ZOI Shareholders in accordance with Exhibit A of this Agreement.

                  E. The plan of reorganization evidenced by this Agreement is intended to be a tax free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency to which are hereby acknowledged by the parities to this Agreement, and in light of the above recitals to this Agreement, the parties to this Agreement hereby agree as follows:




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         1.       Exchange of Equity Interests

         In consideration for the issuance of a total of 6,000,000 shares of the Common Stock, par value $.001 per share, of CLMI to the ZOI Shareholders, the ZOI Shareholders hereby agree to convey to CLMI all of the ZOI Shareholders' capital stock and right, title and interest in and to ZOI, effective as of the Closing (as hereinafter defined) of this Agreement.

         2.       Closing and Further Acts

         The closing of the exchange (the "Closing") will occur upon the satisfaction or waiver of the conditions set forth in Section 7 of this Agreement, but no later than June 30, 1999. At the Closing, the ZOI Shareholders will tender to CLMI certificates and any other documents evidencing 100% of the ZOI Shareholders' ownership in ZOI, and CLMI will deliver to the ZOI Shareholders stock certificates evidencing 6,000,000 shares of the Common Stock, par value $.001 per share, of CLMI being issued to the ZOI Shareholders pursuant to this Agreement, allocated among them as indicated in Exhibit A to this Agreement. Upon the closing, Edward L. Torres will resign as an officer and director of CLMI and ZOI will appoint the new officers and directors of CLMI. Upon the Closing, Richardson and Torres will each tender to CLMI for redemption and cancellation 1,900,000 shares of CLMI Common Stock which they currently own. CLMI will deliver to ZOI all of its books, records and bank accounts at the Closing. All parties to this Agreement hereby agree to execute all other documents and take all other action which are reasonably necessary or appropriate in order to effect all of the transactions contemplated by this Agreement.

         3.       Covenants of CLMI

                  3.1      Covenants of CLMI

         The intangible assets and claims presently owned by CLMI, including its lawsuit against CNG Communications, Inc. and Paul Bishop, shall remain in CLMI after the Closing. CLMI hereby agrees that if, after the execution of this Agreement and prior to the Closing date, ZOI issues up to 5,000,000 additional shares of its Common Stock for a price agreed to by CLMI and up to 320,000 warrants (the "ZOI Warrants") with an exercise price agreed to by CLMI, CLMI will offer the new shareholders of ZOI who purchase said shares and warrants an exchange pursuant to which one share of CLMI Common Stock would be offered in consideration for each new share of ZOI Common Stock outstanding, and one warrant to purchase one share of CLMI Common Stock at the agreed exercise price would be offered for each outstanding ZOI Warrant.
Upon Closing, CLMI will have no accounts payable.




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                  3.2      Covenants of Richardson and Torres

         On the Closing, Richardson and Torres each covenant to tender for cancellation 1,900,000 shares of the Common Stock of CLMI owned by them. Torres agrees to resign as an officer and director of CLMI, effective on the Closing.

         4.       Covenants of ZOI and ZOI Shareholders

                  4.1      ZOI Financial Condition

         ZOI and the ZOI Shareholders hereby covenant that prior to Closing, (i) ZOI will have positive net stockholders' equity of at least $5,000,000, and (ii) ZOI and each of its subsidiaries which will be in existence more than 60 days after the Closing will deliver audited financial statements for the years ending and as of December 31, 1997 and 1998, or from inception through December 31, 1998.

         4.2      Cash Payment

         Upon execution of this Agreement, ZOI will tender $75,000 in cash to CLMI or its designee, from which CLMI will pay all accounts payable set forth on the CLMI Financial Statements (as hereinafter defined), or which are incurred after December 31, 1998, with the balance allocable as determined by CLMI in its sole and absolute discretion. On or before May 1, 1999, ZOI will tender an additional $15,000 to CLMI to be allocated (i) first, to pay any CLMI accounts payable, and then (ii) as determined by CLMI in its sole and absolute discretion. On May 15, 1999, ZOI will tender to CLMI an additional $15,000, on June 15, 1999, ZOI will tender to CLMI an additional $15,000, and on the sooner to occur of June 30, 1999 or the Closing, ZOI will tender to CLMI a payment of $87,500 in cash, all to be allocated in the same manner as described above in
Section 4.2 of this Agreement. ZOI will make said checks payable as designated by CLMI.

         5. Representations and Warranties of ZOI.

         ZOI represents and warrants to CLMI (representations with respect to ZOI subsidiaries are as of the Closing) as follows:





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         5.1      Power and Authority; Binding Nature of Agreement.

         ZOI and the ZOI Shareholders have full power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement by them has been duly authorized by all necessary action on their part. Assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of ZOI and the ZOI Shareholders.

                  5.2      Subsidiaries.

         There is no corporation, general partnership, limited partnership, joint venture, association, trust or other entity or organization which ZOI directly or indirectly controls or in which ZOI directly or indirectly owns any equity or other interest, other than those listed on Exhibit B to this Agreement.

         5.3      Good Standing.

         ZOI and its subsidiaries (i) are duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated,
(ii) have all necessary power and authority to own their assets and to conduct their business as it is currently being conducted, and (iii) are duly qualified or licensed to do business and are in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

         5.4      Charter Documents and Corporate Records.

         ZOI and its subsidiaries have delivered to CLMI complete and correct copies of (i) the articles of incorporation, bylaws and other charter or organizational documents of ZOI and its subsidiaries, including all amendments thereto, (ii) the stock records of ZOI and its subsidiaries, and (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of ZOI and its subsidiaries. ZOI and its subsidiaries are not in violation or breach of (i) any of the provisions of their articles of incorporation, bylaws or other charter or organizational documents, or (ii) any resolution adopted by their shareholders or directors. There have been no meetings or other proceedings of the shareholders or directors of ZOI or its subsidiaries that are not fully reflected in the appropriate minute books or other written records of ZOI and its subsidiaries.





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         5.5      Capitalization.

         The authorized capital stock of ZOI consists of 50,000,000 shares of common stock, par value $.001 per share, of which 6,000,000 shares are issued and outstanding. All of the outstanding shares of the capital stock of ZOI are validly issued, fully paid and nonassessable, and have been issued in full compliance with all applicable federal, state, local and foreign securities laws and other laws. Except as disclosed in Exhibit C to this Agreement, there are no
(i) outstanding options, warrants or rights to acquire any shares of the capital stock or other securities of ZOI, (ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of ZOI, or (iii) contracts or arrangements under which ZOI is or may become bound to sell or otherwise issue any shares of its capital stock or any other securities.

         5.6      Financial Statements.

         ZOI has or will deliver to CLMI the following financial statements relating to ZOI and any subsidiaries which are expected to be in existence more than 60 days after the Closing and which have had material operations (the "ZOI Financial Statements"): (i) the audited balance sheet of ZOI and its subsidiaries as of December 31, 1998 and December 31, 1997; and (ii) the unaudited statements of income and retained earnings, stockholders' equity and changes in financial position of ZOI and its subsidiaries for the years ended December 31, 1998 and December 31, 1997; and (iii) supporting supplemental schedules. Except as stated therein or in the notes thereto, the ZOI Financial
Statements: (a) present fairly the financial position of ZOI and its subsidiaries as of the respective dates thereof and the results of operations and changes in financial position of ZOI and its subsidiaries for the respective periods covered thereby; and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.


         5.7      Absence of Changes.

         Except as otherwise disclosed to CLMI in writing in Exhibit D to this Agreement, since December 31, 1998:

                  (a) There has not been any material adverse change in the business, condition, assets, operations or prospects of ZOI or its subsidiaries and no event has occurred that might have an adverse effect on the business, condition, assets, operations or prospects of ZOI or its subsidiaries.





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                  (b) ZOI or its subsidiaries  have not (i) declared,  set aside or paid any dividend or made any other contribution in respect of any shares of capital stock, nor (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

                  (c) ZOI or its subsidiaries have not sold or otherwise issued any shares of capital stock or any other securities.

                  (d) ZOI or its subsidiaries have not amended their articles of incorporation, bylaws or other charter or organizational documents, nor have they effected or been a party to any merger, recapitalization, reclassification of shares, stock split, reverse stock split, reorganization or similar transaction.
                  (e) ZOI has not formed any subsidiary or contributed any funds or other assets to any subsidiary, other than as disclosed in Exhibit B of this Agreement.

                  (f) ZOI has not purchased or otherwise acquired any assets, nor has it leased any assets from any other person, except in the ordinary course of business consistent with past practice.

                  (g) ZOI or its subsidiaries have not made any capital expenditure outside the ordinary course of business or inconsistent with past practice, or in an amount exceeding ten thousand dollars ($10,000), and the total amount of the capital expenditures made by ZOI or its subsidiaries have not exceeded twenty thousand dollars ($20,000), without CLMI's concent.

                  (h) ZOI or its subsidiaries has not sold or otherwise transferred any assets to any other person, except in the ordinary course of business consistent with past practice and at a price equal to the fair market value of the assets transferred.

                  (i) There has not been any loss, damage or destruction to any of the properties or assets of ZOI or its subsidiaries (whether or not covered by insurance).

                  (j) ZOI or its subsidiaries have not written off as uncollectible any indebtedness or accounts receivable, except for write-offs that were made in the ordinary course of business consistent with past practice and that involved less than one hundred dollars ($100) singly and less than one thousand dollars ($1,000) in the aggregate.





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                  (k) ZOI or its subsidiaries  have not leased any assets to any other person except in the ordinary course of business consistent with past practice and at a rental rate equal to the fair rental value of the leased assets.

                  (l) ZOI or its subsidiaries have not mortgaged, pledged, hypothecated or otherwise encumbered any assets, except in the ordinary course of business consistent with past practice.

                  (m) ZOI or its subsidiaries have not entered into any contract or incurred any debt, liability or other obligation (whether absolute, accrued, contingent or otherwise), except for (i) contracts that were entered into in the ordinary course of business consistent with past practice and that have terms of less than six months and do not contemplate payments by or to ZOI or its subsidiaries which will exceed, over the term of the contract, three thousand dollars ($3,000) in the aggregate, and (ii) current liabilities incurred in the ordinary course of business consistent with the past practice.

                  (n) ZOI or its subsidiaries have not made any loan or advance to any other person, except for advances that have been made to customers in the ordinary course of business consistent with past
         practice   and  that  have  been   properly   reflected   as  "accounts
         receivables."

                  (o) ZOI or its subsidiaries have not paid any bonus to, or increased the amount of the salary, fringe benefits or other compensation or remuneration payable to, any of the directors, officers or employees of ZOI or its subsidiaries.

                  (p) No contract or other instrument to which ZOI or any of its subsidiaries are or were a party or by which ZOI or any of its subsidiaries or any of their assets are or were bound has been amended or terminated, except in the ordinary course of business consistent with past practice.

                  (q) ZOI or its subsidiaries have not discharged any lien or discharged or paid any indebtedness, liability or other obligation, except for current liabilities that (i) are reflected in the ZOI Financial Statements as of December 31, 1998 or have been incurred since December 31, 1998 in the ordinary course of business consistent with past practice, and (ii) have been discharged or paid in the ordinary course of business consistent with past practice.

                  (r) ZOI or its subsidiaries have not forgiven any debt or otherwise released or waived any right or claim, except in the ordinary course of business consistent with past practice.




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                  (s) ZOI or its  subsidiaries  have not  changed its methods of accounting or its accounting practices in any respect.

                  (t) ZOI or its subsidiaries have not entered into any transaction outside the ordinary course of business or inconsistent with past practice.

                  (u) ZOI or its subsidiaries have not agreed or committed (orally or in writing) to do any of the things described in clauses (b) through
(t) of this Section 5.7.

         5.8      Absence of Undisclosed Liabilities.

         ZOI and its subsidiaries have no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the ZOI Financial Statements as of December 31, 1998, except for obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice.

                  5.9      Contracts.

         ZOI and its subsidiaries have delivered to CLMI complete and correct copies of all of the contracts and other instruments including all amendment hereto. All of such contracts and other instruments are valid and in full force and effect, and are enforceable in accordance with their terms. There is no existing default by any person under any of said contracts or other instruments, and there exists no condition or set of circumstance which, with notice or lapse of time or both, would constitute such a default.

                  5.10     Title to Personal Property.

         ZOI and its subsidiaries have good, valid and marketable title to all of their personal property (both tangible and intangible) and interests therein, including without limitation all of the personal property reflected in the ZOI Financial Statement as of December 31, 1998. All of such personal property and interests therein are owned free and clear of any liens, pledges, security interests, claims, equities, options, charges, encumbrances or restrictions.

         5.11     Tax Matters.

         All federal, state, local and foreign tax returns required to be filed by ZOI and its subsidiaries have been properly prepared and duly filed, and all taxes required to be paid by, or claimed by any federal, state, local or foreign taxing authority to be payable by, ZOI and its subsidiaries have been paid in




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full. The provisions  for taxes  reflected in the ZOI Financial  Statement as of
December 31, 1998 are adequate for all taxes payable with respect to the period prior to December 31, 1998. There is no (i) pending audit or examination of ZOI or its subsidiaries (or of any of the tax returns thereof) being conducted by any federal, state, local or foreign taxing authority, (ii) pending or threatened claim or dispute relating to the payment of any taxes by ZOI or its subsidiaries, (iii) basis upon which any federal, state, local or foreign taxing authority may make any claim for the payment of additional taxes by ZOI or its subsidiaries, or (iv) outstanding agreement or waiver extending the statutory limitations period applicable to the payment of any taxes by ZOI or its subsidiaries.

                  5.12.    Compliance With Laws; Licenses and Permits.

          ZOI and its subsidiaries, to their knowledge, are not in violation of, nor have they failed to conduct their business in full compliance with, any applicable federal, state, local or foreign laws, regulations, rules, treaties, rulings, orders, directives or decrees. ZOI and its subsidiaries have delivered to CLMI complete and correct copies of all of the licenses, permits, authorizations and franchises to which ZOI or its subsidiaries are subject and all said licenses, permits, authorizations and franchises are valid and in full force and effect. Said licenses, permits, authorizations and franchises constitute all of the licenses, permits, authorizations and franchises necessary to permit ZOI and its subsidiaries to conduct their business in the manner in which it is now being conducted, and ZOI and their subsidiaries are not in violation or breach of any of the terms, requirements or conditions of any of said licenses, permits, authorizations or franchises.

         5.13.    Title to ZOI Stock.

         The ZOI Shareholders have good, valid and marketable title to all of their stock in ZOI, and can convey good title to said stock to CLMI free and clear of any liens, claims, encumbrances or security interests.

                  5.14.    Litigation.

         There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to ZOI's knowledge, threatened against or with respect to ZOI or its subsidiaries which (i) if adversely determined would have an adverse effect on the business, condition, assets, operations or prospects of ZOI or its subsidiaries, or (ii) challenges or would challenge any of the actions required to be taken by the ZOI under this




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Agreement. There exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.

                  5.15     Non-Contravention.

         Neither (a) the execution and delivery of this Agreement, nor (b) the performance of this Agreement will: (i) contravene or result in a violation of any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of ZOI or its subsidiaries; (ii) contravene or result in a violation of any resolution adopted by the shareholders or directors of ZOI or its subsidiaries; (iii) result in a violation or breach of, or give any person the right to declare (whether with or without notice or lapse of time) a default under or to terminate, any agreement or other instrument to which ZOI or the ZOI Shareholders are a party or by which ZOI or its subsidiaries or any of their assets or any ZOI Shareholders are bound; (iv) give any person the right to accelerate the maturity of any indebtedness or other obligation of ZOI or its subsidiaries; (v) result in the loss of any license or other contractual right of ZOI or its subsidiaries; (vi) result in the loss of, or in a violation of any of the terms, provisions or conditions of, any governmental license, permit, authorization or franchise of ZOI or its subsidiaries; (vii) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets of ZOI or its subsidiaries or on the ZOI Shareholders' stock in ZOI; (viii) result in the reassessment or revaluation of any property of ZOI or its subsidiaries; by any taxing authority or other governmental authority; (ix) result in the imposition of, or subject ZOI or its subsidiaries; to any liability for, any conveyance or transfer tax or any similar tax; or (x) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which ZOI or its subsidiaries or any of their assets or any of the ZOI Shareholders' stock in ZOI is subject.

         5.16.  Approvals.

         No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by ZOI or its subsidiaries or the ZOI Shareholders in connection with the execution, delivery or performance of this Agreement, including the conveyance to CLMI of the shares of the ZOI Shareholders' stock in ZOI being acquired by CLMI hereunder.

         5.17.    Brokers.

         ZOI has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this





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Agreement, and, to ZOI's knowledge, no person is entitled, or  intends  to claim that it is entitled, to receive any such fees or commissions in connection with such transaction.

                  5.18.    Full Disclosure.

         Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to CLMI by or on behalf of ZOI or the ZOI Shareholders contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

                  5.19.    Representations True on Closing Date.

         The representations and warranties of ZOI and the ZOI Shareholders set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

                  5.20     Non-Distributive Intent.

         The shares of CLMI stock being acquired by the ZOI Shareholders pursuant to this Agreement are not being acquired by the ZOI Shareholders with a view to the public distribution of them. The ZOI Shareholders acknowledge and agree that the CLMI stock acquired by them pursuant to this Agreement has not been registered or qualified under federal or state securities laws, and may not be sold, conveyed, transferred, assigned or hypothecated without being registered under the Securities Act of 1933, as amended, and applicable state law, or in the alternative submission of evidence reasonably satisfactory to CLMI that an exemption from registration is available.

         6.       Representations and Warranties of CLMI.

         CLMI represents and warrants to ZOI and the ZOI Shareholders as follows:

         6.1      Power and Authority; Binding Nature of Agreement.

         CLMI has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by CLMI has been duly authorized by all necessary action on its part. Assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of CLMI.




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         6.2      Good Standing.

         CLMI (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

         6.3      Charter Documents and Corporate Records.

         CLMI has delivered to the ZOI Shareholders and ZOI complete and correct copies of (i) the articles of incorporation, bylaws and other charter or organizational documents of CLMI, including all amendments thereto, (ii) the stock records of CLMI, and (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of CLMI. CLMI is not in violation or breach of (i) any of the provisions of its articles of incorporation, bylaws or other charter or organizational documents, or (ii) any resolution adopted by its shareholders or directors. There have been no meetings or other proceedings of the shareholders or directors of CLMI that are not fully reflected in the appropriate minute books or other written records of CLMI.


         6.4      Capitalization.

         The authorized capital stock of CLMI consists of 50,000,000 shares of common stock, par value $.001 per share, of which 4,587,941shares are issued and outstanding, and 2,000,000 share of preferred stock, none of which are issued or outstanding. All of the outstanding shares of the capital stock of CLMI are validly issued, fully paid and nonassessable, and have been issued in full compliance with all applicable federal, state, local and foreign securities laws and other laws. Except as disclosed in Section 3 of this Agreement, there are no
(i) outstanding options, warrants or rights to acquire any shares of the capital stock or other securities of CLMI, (ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of CLMI, or (iii) contracts or arrangements under which CLMI is or may become bound to sell or otherwise issue any shares of its capital stock or any other securities.

         6.5      Financial Statements.

         CLMI has delivered to ZOI and the ZOI Shareholders the following financial statements (the "CLMI Financial Statements"): (i) the audited balance sheet of CLMI as of December 31, 1998 and December 31, 1997; and (ii) the audited statements of income and retained earnings, stockholders' equity and changes in financial position of CLMI for the years ended December 31, 1998 and December 31, 1997; and (iii) supporting supplemental schedules. Except as stated therein or in the notes thereto, the CLMI Financial Statements: (a) present fairly the financial position of CLMI as of the respective dates thereof and the results of operations and changes in financial position of CLMI for the respective periods covered thereby; and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

         6.6      Absence of Changes.

         Except as otherwise disclosed to ZOI in writing in Exhibit D to this Agreement, since December 31, 1998, there has not been any material adverse change in the business, condition, assets, operations or prospects of CLMI and no event has occurred that might have an adverse effect on the business, condition, assets, operations or prospects of CLMI.

         6.7      Absence of Undisclosed Liabilities.

         CLMI has no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the CLMI Financial Statements as of December 31, 1998, except for obligations incurred since December 31, 1998 in the ordinary course of business consistent with past practice.

         6.8      Litigation.

         There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to CLMI's knowledge, threatened against or with respect to CLMI which (i) if adversely determined would have an adverse effect on the business, condition, assets, operations or prospects of CLMI, or (ii) challenges or would challenge any of the actions required to be taken by CLMI under this Agreement. There exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.

         6.9      Non-Contravention.

         Neither (a) the execution and delivery of this Agreement, nor (b) the performance of this Agreement will: (i) contravene or result in a violation of any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of CLMI; (ii) contravene or result in a violation of any resolution adopted by the shareholders or directors of CLMI; (iii) result in a violation or breach of, or give any person the right to declare (whether with or without notice or lapse of time) a default under or to terminate, any agreement or other instrument to which CLMI is a party or by which CLMI or any of its assets are bound; (iv) give any person the right to accelerate the maturity of any indebtedness or other obligation of CLMI; (v) result in the loss of any license or other contractual right of CLMI; (vi) result in the loss of, or in a violation of any of the terms, provisions or conditions of, any governmental license, permit, authorization or franchise of CLMI; (vii) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets of CLMI; (viii) result in the reassessment or revaluation of any property of CLMI by any taxing authority or other governmental authority;
(ix) result in the imposition of, or subject CLMI to any liability for, any conveyance or transfer tax or any similar tax; or (x) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which CLMI or any of its assets is subject.

         6.10     Approvals.

         No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by CLMI in connection with the execution, delivery or performance of this Agreement.


         6.11     Brokers.

         CLMI has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to CLMI's knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions.

                  6.12     Full Disclosure.

         Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to ZOI by or on behalf of CLMI contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

         6.13     Representations True on Closing Date.

         The representations and warranties of CLMI set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

         7.       Conditions to Closing

                  7.1      Conditions Precedent to CLMI's Obligation To Close

         CLMI's obligation to close the plan of reorganization and exchange as contemplated in this Agreement is conditioned upon the occurrence or waiver by CLMI of the following:

                           (a) All representations and warranties of ZOI made in this Agreement or in any exhibit hereto delivered by ZOI shall be true and correct as of the Closing date with the same force and effect as if made on and as of that date.

                           (b) ZOI and the ZOI Shareholders shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by ZOI and the ZOI Shareholders prior to or at the Closing date.

                  7.2 Conditions Precedent to ZOI's and ZOI Shareholders' Obligation To Close

         ZOI's  and  ZOI   Shareholders'   obligation   to  close  the  plan  of
reorganization and exchange as contemplated in this Agreement is conditioned upon the occurrence or waiver by ZOI or the ZOI Shareholders of the following:

                           (a) All representations and warranties of CLMI made in this Agreement or in any exhibit hereto delivered by CLMI shall be true and correct on and as of the Closing date with the same force and effect as if made on and as of that date.

                           (b) CLMI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by CLMI prior to or at the Closing Date.

8.       Injunctive Relief

         8.1.  Damages Inadequate.

         Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants and provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other party to this Agreement will not have an adequate remedy at law.

         8.2.  Injunctive Relief.

         It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants and provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge a defense that there is an adequate remedy at law.

9.       Waivers.

         If any party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

10.      Successors and Assigns.

         Each covenant and  representation  of this Agreement shall inure to the
benefit  of  and  be  binding   upon  each  of  the  parties,   their   personal
representatives, assigns and other successors in interest.

11.      Entire and Sole Agreement.

         This Agreement constitutes the entire agreement between the parties and supersedes all other agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by the parties against whom the amendment is sought to be enforced.

12.      Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California, and the venue for any action hereunder shall be in the appropriate forum in the County of Los Angeles, State of California.

13.      Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

14.      Attorneys' Fees and Costs.

         In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.

15.      Assignment.

         This Agreement shall not be assignable by any party without prior written consent of the other parties.

16.      Remedies.

         Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement are intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

17.      Section Headings.

          The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

18.      Severability.

          In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part of this Agreement.

19.      Notices.

         Each notice or other communication hereunder shall be in writing and shall be deemed to have been duly given on the earlier of (i) the date on which such notice or other communication is actually received by the intended recipient thereof, or (ii) the date five (5) days after the date such notice or other communication is mailed by registered or certified mail (postage prepaid) to the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other parties hereto):

                  If to ZOI or the ZOI Shareholders:

                  Zeros & Ones, Inc.
                  16861 Ventura Boulevard, Suite 300
                  Encino, California 91436
                  Attention: Robert Holtz, President

                  Telephone: (818) 380-0133
                  Facsimile: (818) 380-0258

                  If to CLMI:

                  Commercial Labor Management, Inc.
                  c/o Richardson & Associates
                  1299 Ocean Avenue, Suite 900
                  Santa Monica, California  90401

                  Telephone: (310) 393-9992
                  Facsimile: (310) 393-2004



         20.      Publicity.

         No press release, notice to any third party or other publicity concerning the transactions contemplated by this Agreement shall be issued, given or otherwise disseminated without the prior approval of each of the parties hereto; provided, however, that such approval shall not be unreasonably withheld.

         IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

ZOI:                                        ZEROS & ONES, INC.

                                            By:
                                               ---------------------------------
                                                     Robert Holtz, President



ZOI SHAREHOLDERS:
                                             Robert Holtz

                                             -----------------------------------
                                             Steve Schklair

                                             -----------------------------------
                                             Charles Overton

                                             -----------------------------------
                                             Bernie Butler Smith

                                             -----------------------------------
                                             William Burnsed

CLMI:                             COMMERCIAL LABOR MANAGEMENT, INC.


                                  By: _________________________________
                                       Edward L. Torres, President

RICHARDSON:                           __________________________________
                                        Mark J. Richardson




TORRES:                               __________________________________
                                        Edward L. Torres





WP80\2251KID\Docs\Reorg&Exch.Agt.4.8

                                    EXHIBIT A



                    ZOI SHAREHOLDERS AND ALLOCATION OF SHARES

                                    EXHIBIT B



                            LIST OF ZOI SUBSIDIARIES

                                    EXHIBIT C



                              OUTSTANDING WARRANTS

                                    EXHIBIT D



                    MATERIAL CHANGES SINCE DECEMBER 31, 1998

                                    EXHIBIT A



                    ZOI SHAREHOLDERS AND ALLOCATION OF SHARES






Name of ZOI Shareholders      Number of Shares of ZOI Conveyed to CLMI    Number of Shares of CLMI

Issued to ZOI Shareholders

Robert Holtz                  1,000,000                                    1,000,000
Steve Schklair                  850,000                                      850,000
Charles Overton                 500,000                                      500,000
Bernie Butler Smith             500,000                                      500,000
William Burnsed                 500,000                                      500,000

Other Shareholders of ZOI*    2,650,000                                    2,650,000



*The allocation of shares among these shareholders will be determined by ZOI. ZOI will notify CLMI of the allocation prior to the Closing.

                                    EXHIBIT B


                            LIST OF ZOI SUBSIDIARIES*




Quantum Arts, Inc.

EKO Corporation

Polyganol Research Corporation

Wood Ranch Technology Group, Inc.

Kidvision, Inc.




*All subsidiaries will be 100% owned by ZOI on the Closing.

                                    EXHIBIT C


         A. It is expected that prior to the Closing, 320,000 warrants in ZOI will be outstanding pursuant to which the holder of each warrant will be entitled to purchase one share of ZOI Common Stock for a price of $3.00 per share for a period of three years from the date of issue.